NEWS
TEAM, INC.	For immediate release
P. O. Box 123	contact: Ted W. Owen
Alvin, Texas 77512	(281) 331-6154

TEAM, INC. REPORTS FIRST QUARTER RESULTS

ALVIN, TX, October 5, 2009 /PRNewswire-FirstCall/ ------ Team Inc. (NASDAQ: TISI), reported net income of $1.1 million ($0.06 per diluted share) on revenues of $100.9 million for its first quarter ended August 31, 2009. Results for the first quarter included non-routine legal and accounting costs of $1.1 million ($.03 per diluted share, after tax) related to an ongoing, independent investigation.  Excluding the non-routine costs, net income would have been $1.8 million ($0.09 per diluted share).  For the corresponding prior year quarter, revenues were $123.3 million and net income was $5.0 million ($0.25 per diluted share).

“This first quarter has been challenging; however, we are taking the steps necessary to stay strong operationally and financially as we work through these difficult market conditions,” said Phil Hawk, Team’s Chairman and CEO.  “Team is well-positioned to capitalize on its opportunities both during and after the current recession ends.”

First Quarter Performance

As reported, Team’s revenues were $100.9 million for the first quarter ended August 31, 2009, down $22.4 million, or 18%, compared to the same prior year quarter.  The comparable prior year results were the best first quarter results in Team history as the effects of the current recession were not felt until later in the prior fiscal year.  The decline in revenues during the first quarter was broad based, affecting nearly all geographic regions and service lines.

For the current year first quarter, Team’s operating income was $2.7 million, earnings before income tax was $1.9 million and net income was $1.1 million.  These results include non-routine outside professional costs of $1.1 million related to the Trinidad investigation.  Excluding the non-routine costs, current year first quarter operating income would have been $3.8 million, earnings before tax would have been $3.0 million, and net income would have been $1.8 million.

As previously reported, Team has taken steps to reduce its overall cost structure and improve efficiency in both its field service and corporate support activities.  Overall cost performance during the quarter has been in line with the Company’s expectation.  Direct labor utilization levels remain at or very near historical levels across the Company despite the significant reduction in activity. Total general and administrative costs decreased from the prior year quarter by approximately $2.6 million, a 9% reduction (or a decrease of $3.7 million, about 12%, when excluding the legal and compliance costs).

Team continues to strengthen its balance sheet.  With strong operating cash flows during the current year first quarter, Team further reduced its total net debt (total debt less cash) by $16 million during the quarter.  In the past year, total net debt has declined by over $40 million.  At the end of the first quarter, Team’s net debt was approximately $53 million. This reduction in debt resulted in a corresponding $0.6 million reduction of interest expense when compared to the prior year.

Trinidad Investigation

As previously reported, the Audit Committee is conducting an independent investigation about possible violations of the Foreign Corrupt Practice Act (“FCPA”) in cooperation with the Department of Justice and the Securities and Exchange Commission. To date, the investigation has found no evidence that FCPA violations exceeded $50,000 over a five-year period or that any FCPA violations were committed, or authorized, by employees outside of one TMS division branch in Trinidad.  Team believes the investigation will be completed by the end of the calendar year and that the total professional costs associated with the investigation will be approximately $2 million, assuming no additional violations are discovered.

Full Year Earnings Guidance

Team is also reaffirming its earnings guidance of $0.85 to $1.05 per fully diluted share for fiscal year 2010.  Such guidance excludes the impact of the non-routine investigation costs which are currently expected to reduce fiscal year 2010 earnings by approximately $0.06 per diluted share.  Earnings guidance is based on an expectation that demand for our services will improve by approximately 10% in the second half of the year over the weak first half levels.

Earnings Conference Call

In connection with this earnings release, Team will hold its quarterly conference call on Tuesday, October 6 at 8:00 a.m. Central Time (9:00 a.m. Eastern).  The call will be broadcast over the Web and can be accessed on Team’s Website, www.teamindustrialservices.com.  Individuals wishing to participate in the conference call by phone may call 877-826-1586 and use confirmation code 25497574 when prompted.

About Team, Inc.

Headquartered in Alvin, Texas, Team Inc. is a leading provider of specialty industrial services required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries.  Team offers these services in over 100 locations throughout the United States, Aruba, Belgium, Canada, Singapore, The Netherlands, Trinidad and Venezuela.  Named in 2008 by Forbes Magazine as one of the 200 best small companies, and by Fortune Magazine as one of the 100 fastest growing public companies in each of the past three years, Team’s common stock is traded on the NASDAQ Global Select Market under the ticker symbol “TISI”.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995.  We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K for the year ended May 31, 2008 and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved.  We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the company, whether as a result of new information, future events or otherwise.

TEAM, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended
	August 31
	2009	2008
	(unaudited)	(unaudited)
Revenues	$100,937	$123,338
Operating expenses	71,503	84,229
Gross margin	29,434	39,109

Selling, general and administrative expenses	27,029	29,658
Earnings from unconsolidated affiliates	259	264
Operating income	2,664	9,715

Interest expense, net	805	1,447
Earnings before income taxes	1,859	8,268

Provision for income taxes	734	3,311
Net income	$1,125	$4,957

Earnings per common share:
Basic	$0.06	$0.27
Diluted	$0.06	$0.25

Weighted average number of shares
outstanding:
Basic	18,857	18,684
Diluted	19,403	19,907

Operational data:

Revenues comprised of:
TCM Division	$57,305	$65,255
TMS Division	43,632	58,083
	$100,937	$123,338

Gross margin comprised of:
TCM Division	$16,483	$20,070
TMS Division	12,951	19,039
	$29,434	$39,109

Operating income comprised of:
Industrial services	$8,326	$14,561
Earnings from unconsolidated affiliates	259	264
Corporate	(5,921)	(5,110)
	$2,664	$9,715

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
AUGUST 31, 2009 AND MAY 31, 2009
(in thousands)

	August 31,	May 31,
	2009	2009
	(unaudited)

Current assets	$140,273	$156,637

Property, plant and equipment, net	58,658	59,582

Other non-current assets	60,112	59,702

Total assets	$259,043	$275,921

Current liabilities	$39,750	$46,792

Long term debt net of current maturities	63,396	76,689

Other non-current liabilities	6,379	5,939

Stockholders' equity	149,518	146,501

Total liabilities and stockholders' equity	$259,043	$275,921

CONTACT: Ted W. Owen of Team, Inc., +1-281-331-6154